                          SECOND SUPPLEMENTAL INDENTURE

Second Supplemental Indenture, dated as of December ___, 2004 (the "SECOND
SUPPLEMENTAL INDENTURE"), among Ormat Funding Corp., a Delaware corporation (the
"ISSUER"), Brady Power Partners, a Nevada general partnership, Steamboat
Development Corp., a Utah corporation, Steamboat Geothermal LLC, a Delaware limited liability company, OrMammoth, Inc., a Delaware corporation, ORNI 1 LLC, a Delaware limited liability company, ORNI 2 LLC, a Delaware limited liability company, ORNI 7 LLC, a Delaware limited liability company, and Ormesa LLC, a
Delaware limited liability company (collectively with the Issuer, the "ORMAT
PARTIES"), and Union Bank of California, N.A., a national banking association, as trustee (the "TRUSTEE").

WHEREAS, the Ormat Parties and the Trustee are parties to the Indenture dated as of February 13, 2004, as amended by the First Supplemental Indenture dated as of
May 14, 2004, (the "INDENTURE") with respect to the Issuer's 81/4% Senior
Secured Notes due December 30, 2020 (the "NOTES");

WHEREAS, the principal amount of the Notes is $190,000,000;

WHEREAS, there is a defect in the calculation in the amounts set forth on the
Schedule of Principal Payments in Schedule I to Exhibit A-1 of the Indenture
(the "Principal Payments Schedule") resulting in the Principal Amounts Payable with respect to the Notes incorrectly totalling $190,027,002;

WHEREAS, the Indenture permits the amendment or supplement thereof and the
Issuer and Trustee are permitted to, pursuant to Section 8.01(a) of the
Indenture, to amend or supplement the Indenture without the consent of Holders to cure any ambiguity, defect or inconsistency and also, pursuant to Section
8.01(f) of the Indenture, amend or supplement the Indenture without the consent of Holders to make any changes not inconsistent with the terms of this Indenture that does not adversely affect the legal rights thereunder of any Holder of the
Notes; and

WHEREAS, the Issuer desires to amend the Indenture pursuant to Section 8.01 to cure such defect in the Principal Payment Schedule and the resulting inconsistency thereof with the actual principal amount of the Notes outstanding under the Indenture;

NOW, THEREFORE, in consideration of the foregoing and for other good and valuable consideration, the receipt of which is hereby acknowledged, the Ormat
Parties and the Trustee agree for the equal and ratable benefit of the Holders of the Notes as follows:

                                    ARTICLE I
                                   DEFINITIONS

Section 1.1       Definition of Terms and Rules of Construction.

Unless the context otherwise requires, capitalized terms used herein that are not otherwise defined herein shall have the meaning assigned to such terms in the Indenture. This Second Supplemental Indenture will be supplemented in accordance with the rules of construction in Section 1.04 of the Indenture.

                                   ARTICLE II
                           AMENDMENTS TO THE INDENTURE

Section 2.1       Amendments.

The Principal Payments Schedule shall be and is hereby deleted in its entirety and replaced with the following:

                                                                     Exhibit A-1
                                                                      SCHEDULE I

                         SCHEDULE OF PRINCIPAL PAYMENTS

The principal of the Senior Secured Notes will be payable in semi-annual installments, commencing June 30, 2004, as follows:

            SCHEDULED PAYMENT DATE                   PRINCIPAL AMOUNT PAYABLE(1)
            ----------------------                   ---------------------------

            June 30, 2004 .........................          $  215,305
            December 30, 2004 .....................             296,077
            June 30, 2005 .........................           2,982,569
            December 30, 2005 .....................           3,107,308
            June 30, 2006 .........................           4,707,100
            December 30, 2006 .....................           4,903,964
            June 30, 2007 .........................           4,374,290
            December 30, 2007 .....................           4,557,235
            June 30, 2008 .........................           3,837,232
            December 30, 2008 .....................           3,997,716
            June 30, 2009 .........................           4,477,107
            December 30, 2009 .....................           4,664,353
            June 30, 2010 .........................           4,955,198
            December 30, 2010 .....................           5,162,439
            June 30, 2011 .........................           5,588,336
            December 30, 2011 .....................           5,822,056
            June 30, 2012 .........................           5,388,039
            December 30, 2012 .....................           5,613,382
            June 30, 2013 .........................           5,849,423
            December 30, 2013 .....................           6,094,063
            June 30, 2014 .........................           6,796,100
            December 30, 2014 .....................           7,052,203
            June 30, 2015 .........................           7,916,885
            December 30, 2015 .....................           8,247,993
            June 30, 2016 .........................           8,458,680
            December 30, 2016 .....................           8,812,447
            June 30, 2017 .........................           9,084,414
            December 30, 2017 .....................           9,464,350
            June 30, 2018 .........................           6,481,436
            December 30, 2018 .....................           6,752,509
            June 30, 2019 .........................           5,823,102
            December 30, 2019 .....................           6,066,641
            June 30, 2020 .........................           6,111,116
            December 30, 2020 .....................           6,338,932

________________________
(1)   Represents the principal amount payable with respect to $190,000,000 of
      Senior Secured Notes through the Final Maturity Date. The Holder of this
      Senior Secured Note shall be entitled to a pro rata portion of the principal amount set forth in this schedule on each Scheduled Payment Date based on the principal sum set forth on the face of this Senior Secured
      Note as adjusted in the attached Schedule of Exchanges of Interests in the
      Global Note.

                                   ARTICLE III
                                  MISCELLANEOUS

Section 3.1       Ratification of the Indenture.

The Indenture, as supplemented by this Second Supplemental Indenture, is in all respects ratified and confirmed, and this Second Supplemental Indenture shall be deemed part of the Indenture in the manner and to the extent herein and therein provided.

Section 3.2       Governing Law.

The internal law of the State of New York shall govern and be used to construe this Second Supplemental Indenture, without giving effect to applicable principles of conflicts of laws to the extent that the application of the laws of another jurisdiction would be required thereby.

Section 3.3       Severability.

In case any provision in this Second Supplemental Indenture shall be held invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.

Section 3.4       Counterparts.

The parties may sign any number of copies of this Second Supplemental Indenture.
Each signed copy shall be an original, but all of them together represent the same agreement.

Section 3.5       Trustee Not Responsible for Recitals.

The recitals herein contained are made by the Issuer and not by the Trustee, and the Trustee assumes no responsibility for the correctness thereof. The Trustee makes no representation as to the validity or sufficiency of this Second
Supplemental Indenture.

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IN WITNESS WHEREOF, the parties hereto have caused this Second Supplemental
Indenture to be duly executed as of the day and year first above written.

ORMAT FUNDING CORP.

By:    /s/ Yehudit Bronicki
       ---------------------------------
Name:  Yehudit Bronicki
Title: President and Secretary

UNION BANK OF CALIFORNIA, N.A.
as Trustee

By:    /s/ Sonia N. Flores
       ---------------------------------
Name:  Sonia N. Flores
Title: V

ORMESA LLC

By: ORMAT FUNDING CORP., a Delaware corporation, its Sole Member and Manager

By:    /s/ Yehudit Bronicki
       ---------------------------------
Name:  Yehudit Bronicki
Title: President and Secretary

BRADY POWER PARTNERS

By: ORNI 1 LLC, a Delaware limited liability company, its General Partner

By: ORMAT FUNDING CORP., a Delaware corporation, its Sole Member and Manager

By:    /s/ Yehudit Bronicki
       ---------------------------------
Name:  Yehudit Bronicki
Title: President and Secretary

STEAMBOAT GEOTHERMAL LLC

By: ORNI 7 LLC, a Delaware limited liability company, its General Partner

By: ORMAT FUNDING CORP., a Delaware corporation, its Sole Member and Manager

By:    /s/ Yehudit Bronicki
       ---------------------------------
Name:  Yehudit Bronicki
Title: President and Secretary

                                       4

STEAMBOAT DEVELOPMENT CORPORATION

By:    /s/ Yehudit Bronicki
       ---------------------------------
Name:  Yehudit Bronicki
Title: President and Secretary

ORMAMMOTH, INC.

By:    /s/ Yehudit Bronicki
       ---------------------------------
Name:  Yehudit Bronicki
Title: President and Secretary

ORNI 1 LLC

By: ORMAT FUNDING CORP., a Delaware corporation, its Sole Member and Manager

By:    /s/ Yehudit Bronicki
       ---------------------------------
Name:  Yehudit Bronicki
Title: President and Secretary

ORNI 2 LLC

By: ORMAT FUNDING CORP., a Delaware corporation, its Sole Member and Manager

By:    /s/ Yehudit Bronicki
       ---------------------------------
Name:  Yehudit Bronicki
Title: President and Secretary

ORNI 7 LLC

By: ORMAT FUNDING CORP., a Delaware corporation, its Sole Member and Manager

By:    /s/ Yehudit Bronicki
       ---------------------------------
Name:  Yehudit Bronicki
Title: President and Secretary

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